Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 1, 2026, Exodus Movement, Inc. (“Exodus” or the “Company”), completed its acquisition of Monavate Holdings Limited (“Monavate”) and Baanx.com Ltd. (“Baanx.com”) pursuant to a Stock and Asset Purchase Agreement, dated April 30, 2026 (the “Receivers Purchase Agreement”). Subsequently, on May 1, 2026, Exodus, completed its acquisition of Baanx US Corp. (“Baanx US”), and agreed to acquire certain other assets from W3C Corp. (“W3C”) and Garth Howat (“Howat”), pursuant to a Stock and Asset Purchase Agreement (the “Purchase Agreement”). The Receivers Purchase Agreement and the Purchase Agreement are referred to collectively as (the “Transaction”).

The Transaction followed the Company’s entry into a Stock Purchase Agreement dated November 24, 2025, (the “2025 Stock Purchase Agreement”), with W3C and Howat, and related secured loan arrangements (the “W3C Loans”). Following a demand for repayment and W3C’s failure to repay the W3C Loans, the Company exercised its contractual rights to appoint receivers in the United Kingdom and, on May 1, 2026, acquired the shares of Monavate and Baanx.com from the receivers for $76.2 million, representing the outstanding principal and interest on the W3C Loans as of April 30, 2026, which purchase price was satisfied through a netting and discharge of the W3C Loans.

Under the Purchase Agreement, the Company agreed to pay an aggregate purchase price of $30.0 million in installments over four years, with $5.0 million payable on the Delivery Date (as defined in the Purchase Agreement), $5.0 million payable on the one-year anniversary of closing, $10.0 million payable on the three-year anniversary of closing, and $10.0 million payable on the four-year anniversary of closing, with the Company having the option (subject to prior written approval of W3C and Howat) to pay all or a portion of certain installment payments in shares of the Company’s Class A common stock. In addition, effective automatically upon the Delivery Date, the parties agreed that the 2025 Stock Purchase Agreement will be terminated, certain obligations of Howat under the $10.0 million secured promissory note will be forgiven, and the parties will dismiss with prejudice the Delaware Court of Chancery action and exchange mutual releases, each as further described in the Purchase Agreement.

Due to the Company’s materiality assessment for Baanx.com and Baanx US, the Company will not provide separate historical financial statements for those entities under Rule 3-05 of Regulation S-X. In this regard, the Company obtained relief from the Securities and Exchange Commission (“SEC”) pursuant to Rule 3-13 of Regulation S-X, which permits the SEC to waive or modify the financial statement requirements under Regulation S-X.

However, because these acquisitions occurred concurrently and in contemplation of one another and are viewed collectively as related businesses and a combined transaction, the financial effects of Baanx.com, Baanx US, and other acquired assets have been included as transaction accounting adjustments in the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information contained herein sets forth the following:

•

The historical condensed combined financial information of Exodus, as of and for the three months ended March 31, 2026 (unaudited), derived from the Company’s unaudited consolidated financial statements; and as of and for the years ended December 31, 2025, derived from the Company’s audited consolidated financial statements;

•

The historical condensed combined financial information of Monavate, adjusted to reflect certain reclassifications to conform the financial statement presentation with that of the Company, as of and for the three months ended March 31, 2026 (unaudited), derived from the Monavate’s unaudited consolidated financial statements; and as of and for the years ended December 31, 2025, derived from the Monavate’s audited consolidated financial statements;

•

Pro forma adjustments to give effect to the Transaction on the pro forma condensed combined statements of operations for the three months ended March 31, 2026, and for the year ended December 31, 2025, as if the Transaction closed January 1, 2025; and

•	Pro forma adjustments to give effect to the Transaction on the pro forma condensed combined balance sheet as of March 31, 2026, as if the Transaction closed March 31, 2026.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•

Exodus’s audited consolidated financial statements and related notes thereto, for the year ended December 31, 2025, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 11, 2026;

•

Exodus’s unaudited consolidated financial statements and related notes thereto, as of and for the three months ended March 31, 2026, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on May 11, 2026;

•

Monavate’s audited consolidated financial statements and related notes thereto, for the years ended December 31, 2024, and December 31, 2025, and unaudited consolidated financial statements and related notes thereto, as of and for the three months ended March 31, 2026, which are included herewith as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K/A.

The unaudited pro forma financial information has been prepared in accordance with SEC Article 11, Pro Forma financial information (“Article 11”), under Regulation S-X of the Exchange Act, giving effect to the application of the acquisition method of accounting, as promulgated by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). ASC 805 requires, among other things, that under the acquisition method of accounting the acquired assets and assumed liabilities be recognized at their acquisition-date fair value using the fair value concepts as defined in ASC Topic 820, Fair Value Measurement (“ASC 820”).

At this time, the accounting for the Transaction is ongoing, and the amounts and adjustments presented herein are provisional, as the purchase accounting is not final. Additionally, the allocation of purchase price to the acquired assets and assumed liabilities was based on preliminary estimates of fair value, determined through discussions with the collective management of Monavate, Baanx US, and Baanx.com and valuation studies performed by independent third-party valuation experts. Accordingly, the final purchase accounting adjustments may differ materially from the preliminary unaudited adjustments presented herein. The preliminary estimates are based on the best information available as of the date of this filing and include certain assumptions that the Company believes are reasonable.

The unaudited pro forma financial information, which should be read in conjunction with the accompanying notes, is provided for informational purposes only. It is neither intended to represent nor indicative of the actual results of operations or financial position of the Company or Monavate as if the Transaction had been completed on the dates assumed. Additionally, it should not be considered indicative of future consolidated results of operations or financial position. While the unaudited pro forma information reflects the costs incurred to complete the Transaction, it does not account for any anticipated synergies, operational efficiencies, or cost savings that may result from the Transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

(IN THOUSANDS)

	Historical	Target
	Exodus Movement, Inc.	Monavate Holdings Ltd. As Adjusted (Note 2)	Transaction Adjustments (Note 4)		Pro Forma Combined
Assets
CURRENT ASSETS
Cash and cash equivalents	72,919	5,329	(4,944)	(1),(2)	73,304
Restricted cash	—	273,062	200	(2)	273,262
Stablecoins	1,481	—	135	(2)	1,616
Accounts receivable	3,713	4,314	49	(2),(3),(4)	8,076
Inventory	—	—	306	(2)	306
Prepaid expenses	2,172	1,536	—		3,708
Loans receivable, net	85,164	—	(85,164)	(1),(5)	—
Other current assets	2,528	630	1,989	(2),(6)	5,147

Total current assets	167,977	284,871	(87,429)		365,419

OTHER ASSETS
Fixed assets, net	435	38	—		473
Digital assets	48,229	—	4	(2)	48,233
Software assets, net	4,064	—	—		4,064
Definite and indefinite-lived intangible assets, net	4,799	7,180	45,320	(7),(8)	57,299
Goodwill	—	—	95,998	(9)	95,998
Deferred tax assets	3,650	—	—		3,650
Other long-term assets	1,340	—	—		1,340

Total other assets	62,517	7,218	141,322		211,057

TOTAL ASSETS	230,494	292,089	53,893		576,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	1,811	3,951	29,509	(1),(2),(10)	35,271
Accrued liabilities	2,391	16,716	36,828	(2),(11)	55,935
Payroll liabilities	4,071	—	—		4,071
Income tax payable	3,554	—	(996)	(12)	2,558
Deferred income	—	234	1,340	(13)	1,574
Deposit liability	—	273,428	1,943	(6)	275,371
Other current liabilities	—	169	218	(2)	387

Total current liabilities	11,827	294,498	68,842		375,167

LONG-TERM LIABILITIES
Deferred tax liability	—	1,509	5,562	(12),(14)	7,071

Total long-term liabilities	—	1,509	5,562		7,071

Total liabilities	11,827	296,007	74,404		382,238

STOCKHOLDERS’ EQUITY
Preferred stock (par $0.000001; 5,000,000 shares authorized; none issued/outstanding)	—	—	—		—
Class A Common Stock	—	—	—		—
Class B Common Stock	—	—	—		—
Additional paid-in capital	130,290	32,909	(32,909)	(15)	130,290
Accumulated other comprehensive loss	(2,023)	—	—		(2,023)
Retained earnings	90,400	(36,827)	12,398	(5),(10),(11),(15)	65,971

Total stockholders’ equity	218,667	(3,918)	(20,511)		194,238

Total liabilities and stockholders’ equity	230,494	292,089	53,893		576,476

See notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	Historical	Historical
	Exodus Movement, Inc.	Monavate Holdings Ltd. As Adjusted (Note 2)	Transaction Adjustments (Note 4)		Pro Forma Combined
REVENUES	22,747	16,497	(8,681)	(1),(2),(6)	30,563

EXPENSES (INCOME)
Payment processing services	—	14,034	(8,752)	(1)	5,282
Technology, development and user support	16,242	—	—		16,242
General and administrative	15,458	4,270	(3,133)	(4),(5),(6),(7),(8)	16,595
Loss on digital assets, net	36,413	—	—		36,413
Impairment on other assets	411	—	—		411
Staking and other (income) loss	(110)	—	—		(110)
Other loss, net	3	—	—		3
Interest income	(4,859)	(190)	2,730	(10)	(2,319)
Interest expense	—	1	—		1

Loss before income taxes	(40,811)	(1,618)	474		(41,955)

Income tax benefit	8,672	—	662	(12)	9,334

NET LOSS	(32,139)	(1,618)	1,136		(32,621)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	101	—	—		101

Comprehensive loss	(32,038)	(1,618)	1,136		(32,520)

Net loss per share
Basic net loss per share of common stock - Class A					(1.10)
Basic net loss per share of common stock - Class B					(1.10)
Diluted net loss per share of common stock - Class A					(1.10)
Diluted net loss per share of common stock - Class B					(1.10)
Weighted average number of shares and share equivalents outstanding
Weighted average number of shares used in basic computation - Class A					10,536
Weighted average number of shares used in basic computation - Class B					19,185
Weighted average number of shares used in diluted computation - Class A					10,536
Weighted average number of shares used in diluted computation - Class B					19,185

See notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	Historical	Historical
	Exodus Movement, Inc.	Monavate Holdings Ltd. As Adjusted (Note 2)	Transaction Adjustments (Note 4)		Pro Forma Combined
REVENUES	121,551	81,061	(49,856)	(1),(2),(3)	152,756

EXPENSES (INCOME)
Payment processing services	—	68,820	(49,158)	(1)	19,662
Technology, development and user support	62,930	—	—		62,930
General and administrative	66,283	18,240	48,807	(4),(5),(6), (7),(8),(9)	133,330
Loss (gain) on digital assets, net	18,892	—	—		18,892
Gain on sale of future token interests	(2,000)	—	—		(2,000)
Impairment on other assets	179	—	—		179
Staking and other income	(271)	—	—		(271)
Other loss, net	512	4,576	(21,760)	(10)	(16,672)
Interest income	(4,892)	(867)	885	(10)	(4,874)
Interest expense	570	1,196	(1,196)	(11)	570

Loss before income taxes	(20,652)	(10,904)	(27,434)		(58,990)

Income tax benefit	9,299	83	(4,004)	(12)	5,378

NET LOSS	(11,353)	(10,821)	(31,438)		(53,612)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(1,372)	—	—		(1,372)

Comprehensive loss	(12,725)	(10,821)	(31,438)		(54,984)

Net loss per share
Basic net loss per share of common stock - Class A					(1.85)
Basic net loss per share of common stock - Class B					(1.85)
Diluted net loss per share of common stock - Class A					(1.85)
Diluted net loss per share of common stock - Class B					(1.85)
Weighted average number of shares and share equivalents outstanding
Weighted average number of shares used in basic computation - Class A					9,515
Weighted average number of shares used in basic computation - Class B					19,492
Weighted average number of shares used in diluted computation - Class A					9,515
Weighted average number of shares used in diluted computation - Class B					19,492

See notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Pro Forma Presentation

The accompanying unaudited pro forma financial information has been prepared to illustrate the estimated effects of the Transaction. The unaudited pro forma balance sheet as of March 31, 2026, gives effect to the Transaction as if it had occurred on March 31, 2026. The unaudited pro forma statements of operations for the three months ended March 31, 2026, and the year ended December 31, 2025, give effect to the Transaction as if it had occurred on January 1, 2025.

In preparing the unaudited pro forma financial information, Exodus performed a preliminary review of the accounting policies of the acquired entities, including an assessment of any differences between IFRS and U.S. GAAP, and, where necessary, adjusted and reclassified the historical financial information to conform to Exodus’s accounting policies and financial statement presentation. Final review of the acquired entities’ accounting policies is ongoing, and additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma financial information.

The Transaction will be accounted for using the acquisition method of accounting under ASC 805, with Exodus as the acquirer and Monavate, Baanx US, Baanx.com, and certain other assets from W3C as acquirees for accounting purposes. The unaudited pro forma financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and reflects the application of the acquisition method of accounting under ASC 805. Under ASC 805, the Transaction is viewed and accounted for together as a single business combination. Pursuant to the guidance in ASC 805, the acquisition method of accounting requires the purchase price to be allocated to the acquisition-date fair values of the acquired assets and assumed liabilities, with any excess recorded as goodwill. To facilitate this allocation of purchase price and using the fair value concepts outlined in ASC 820, Exodus has determined the preliminary fair value estimates of the acquired assets and assumed liabilities as of May 1, 2026, the date the Transaction closed. As of the date these unaudited pro forma financial statements were filed, Exodus has not completed certain detailed valuation procedures necessary to finalize their fair value estimates and related purchase price allocation. Accordingly, the pro forma adjustments are based on preliminary estimates, and differences may occur and could have a material impact on the unaudited pro forma financial information.

The unaudited pro forma financial information includes estimated adjustments to record the acquired assets and assumed liabilities at their respective fair values and represents management’s estimates based on the information available as of the date these unaudited pro forma financial statements were filed. The unaudited pro forma financial information does not give effect to any expected cost savings, operating efficiencies, or revenue synergies that may result from the Transaction, nor any costs required to achieve such synergies.

Note 2 – Accounting Framework Adjustments and Reclassification

The following presents the adjustments made to Monavate’s historical financial statements to conform their presentation to Exodus’s financial statement presentation. Monavate’s historical financial information has been translated from its reporting currency of British pounds sterling (“GBP”) to Exodus’s reporting currency of U.S. dollars (“USD”). No conversion adjustments were required to transition Monavate’s historical financial statements from IFRS to U.S. GAAP, as the underlying accounting standards were determined to be materially in alignment. However, certain adjustments have been made to align Monavate’s historical accounting policy selections and reclassify historical line items to conform to Exodus’s presentation and policies of the combined company going forward.

For purposes of translating Monavate’s historical financial statements from GBP to USD, the translation was done using the following applicable historical exchange rates:

Period of Exchange Rate	£/$
Closing exchange rate as of March 31, 2026, for Balance Sheet	1.3216
Average exchange rate for the three months ended March 31, 2026, for Statement of Operations	1.3473
Average exchange rate for the twelve months ended December 31, 2025, for Statement of Operations	1.3191

MONAVATE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEET RECLASSIFICATION ADJUSTMENTS

AS OF MARCH 31, 2026

(IN THOUSANDS)

Monavate Historical Presentation	Monavate Historical GBP	Reclassification Adjustments GBP		Historical, as Reclassified GBP	Historical, as Reclassified USD	Combined Company Presentation
ASSETS
Non-Current assets
Property, plant and equipment	29	(29)	(a)	—	—
		29	(a)	29	38	Fixed assets, net
Intangible assets	5,433	(5,433)	(b)	—	—
		5,433	(b)	5,433	7,180	Definite and indefinite-lived intangible assets, net

	5,462	—		5,462	7,218

Current assets
Trade and other receivables	4,903	(4,903)	(c)	—	—
		3,264	(c)	3,264	4,314	Accounts receivable
		477	(c)	477	630	Other current assets
		1,162	(c)	1,162	1,536	Prepaid expenses
Cash and cash equivalents	4,033			4,033	5,329	Cash and cash equivalents
Cash held in banks in respect of customers	206,622	(206,622)	(d)	—	—
		206,622	(d)	206,622	273,062	Restricted cash

	215,558	—		215,558	284,871

Total assets	221,020	—		221,020	292,089
LIABILITIES
Non-current liabilities
Deferred tax liabilities	1,142			1,142	1,509	Deferred tax liability

	1,142	—		1,142	1,509

Current liabilities
Trade and other liabilities	222,842	(222,842)	(e)	—	—
		2,990	(e)	2,990	3,951	Accounts payable
		12,649	(e)	12,649	16,716	Accrued liabilities
		177	(e)	177	234	Deferred income
		206,898	(e)	206,898	273,428	Deposit liability
		128	(e)	128	169	Other current liabilities

	222,842	—		222,842	294,498

Total liabilities	223,984	—		223,984	296,007
Issued capital and reserves attributable to owners of parent
Share capital	3,005	(3,005)	(f)	—	—
Share premium reserve	21,897	(21,897)	(f)	—	—
		24,902	(f)	24,902	32,909	Additional paid-in capital
Retained Earnings	(27,866)			(27,866)	(36,827)	Retained earnings

Total equity	(2,964)	—		(2,964)	(3,918)

(a)	Represents a reclassification from property, plant, and equipment to fixed assets, net.
(b)	Represents a reclassification from intangible assets to definite and indefinite-lived intangible assets, net.
(c)	Represents a reclassification from trade and other receivables to accounts receivable, other current assets, and prepaid expenses.
(d)	Represents a reclassification from cash held in banks in respect of customers to restricted cash.
(e)	Represents a reclassification from trade and other liabilities to accounts payable, accrued liabilities, deferred income, deposit liability, and other current liabilities.
(f)	Represents a reclassification from share capital and share premium reserve to additional paid-in capital.

MONAVATE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF PROFIT OR LOSS RECLASSIFICATION ADJUSTMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(IN THOUSANDS)

Monavate Historical Presentation	Monavate Historical GBP	Reclassification Adjustments GBP		Historical, as Reclassified GBP	Historical, as Reclassified USD	Combined Company Presentation
Revenues	12,244	—		12,244	16,497	REVENUES

Gross Profit	12,244	—		12,244	16,497

Cost of sales	(9,415)	9,415	(g)	—	—
		(9,415)	(g)	(9,415)	(12,685)	Payment processing services
Administrative expenses	(4,170)	4,170	(h)	—	—
		(3,169)	(h)	(3,169)	(4,270)	General and administrative
		(1,001)	(h)	(1,001)	(1,349)	Payment processing services
Finance income	141	(141)	(i)	—	—
		141	(i)	141	190	Interest income
Finance expense	(1)	1	(j)	—	—
		(1)	(j)	(1)	(1)	Interest expense

Loss before tax	(1,201)	—		(1,201)	(1,618)

Tax credit/(expense)	—	—		—	—	Income tax benefit (expense)

Loss for the year	(1,201)	—		(1,201)	(1,618)

(g)	Represents a reclassification from cost of sales to payment processing services.
(h)	Represents a reclassification from administrative expenses to general and administrative and payment processing services.
(i)	Represents a reclassification from finance income to interest income.
(j)	Represents a reclassification from finance expense to interest expense.

MONAVATE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF PROFIT OR LOSS RECLASSIFICATION ADJUSTMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(IN THOUSANDS)

Monavate Historical Presentation	Monavate Historical GBP	Reclassification Adjustments GBP			Historical, as Reclassified GBP	Historical, as Reclassified USD	Combined Company Presentation
Revenues	61,454	—			61,454	81,061	REVENUES

Gross Profit	61,454	—			61,454	81,061

Cost of sales	(50,134)	50,134	(k	)	—	—
		(50,134)	(k	)	(50,134)	(66,130)	Payment processing services
Administrative expenses	(15,867)	15,867	(l	)	—	—
		(13,828)	(l	)	(13,828)	(18,240)	General and administrative
		(2,039)	(l	)	(2,039)	(2,690)	Payment processing services
Finance income	657	(657)	(m	)	—	—
		657	(m	)	657	867	Interest income
Finance expense	(907)	907	(n	)	—	—
		(907)	(n	)	(907)	(1,196)	Interest expense
Profit on disposal of subsidiary	(3,469)	3,469	(o	)	—	—
		(3,469)	(o	)	(3,469)	(4,576)	Other loss, net

Loss before tax	(8,266)	—			(8,266)	(10,904)

Tax credit/(expense)	63	(63)	(p	)	—	—
		63	(p	)	63	83	Income tax benefit (expense)

Loss for the year	(8,203)	—			(8,203)	(10,821)

(k)	Represents a reclassification from cost of sales to payment processing services.
(l)	Represents a reclassification from administrative expenses to general and administrative and payment processing services.
(m)	Represents a reclassification from finance income to interest income.
(n)	Represents a reclassification from finance expense to interest expense.
(o)	Represents a reclassification from profit on disposal of subsidiary to other loss, net.
(p)	Represents a reclassification from tax credit/(expense) to income tax benefit (expense).

Note 3 – Preliminary Estimated Allocation of Consideration Transferred

Under the acquisition method of accounting, the preliminary fair value of the consideration transferred is estimated to be $131.7 million. The contractual consideration consists of $30.0 million of deferred cash payments payable over four years, the forgiveness of $76.2 million of W3C Loans, and the forgiveness of $10.2 million of Howat Loans. For purchase accounting purposes under ASC 805, consideration transferred is measured at its fair value as of the acquisition date. Accordingly, the deferred cash payments were measured at a preliminary fair value of $24.8 million, reflecting the present value of the installment payments. In addition, the W3C Loans and Howat Loans were determined to have a combined preliminary fair value of $106.9 million as of the acquisition date, which represents the fair value of the loan forgiveness included in the consideration transferred. As a result, the preliminary fair value of the total consideration transferred is $131.7 million.

The preliminary consideration transferred has been allocated to the acquired assets and assumed liabilities based on their estimated acquisition-date fair values in accordance with ASC 805 and ASC 820. These preliminary fair values were determined using the best information available as of the date of this filing. The purchase accounting adjustments reflected in the accompanying unaudited pro forma financial information are described in Note 4.

As discussed in Note 1 herein, the finalization of these preliminary fair values, the preliminary purchase price and resulting allocation of such, is ongoing. Accordingly, the finalized amounts may differ from these preliminary amounts presented herein, and those differences may be material.

(in thousands)	Amount
Assets acquired
Cash and cash equivalents	$5,385
Restricted cash	273,262
Stablecoins	135
Accounts receivable	4,363
Inventory	306
Prepaid expenses	1,536
Other current assets	2,619
Fixed assets, net	38
Digital assets	4
Definite and indefinite-lived intangible assets, net	52,500

Total assets acquired	$340,148

Liabilities assumed
Accounts payable	4,254
Accrued liabilities	16,718
Deferred income	1,574
Deposit liability	275,371
Other current liabilities	387
Income tax payable	(996)
Deferred tax liability	7,071

Total liabilities assumed	$304,379

Fair value of net assets acquired	$35,769

Goodwill as of March 31, 2026	95,998

Total purchase consideration	$131,767

Note 4 – Pro Forma Transaction Accounting Adjustments

The adjustments below reflect the Company’s application of purchase accounting, pursuant to ASC 805 and ASC 820. The resulting impact of these adjustments, applicable to the acquired assets and assumed liabilities, are included in the purchase price allocation and determination of goodwill, as described in Note 3.

Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026

The following provides additional details about the methods and assumptions used to determine the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet. All adjustments are based on current assumptions and/or valuations, which are subject to change.

1)

Reflects the preliminary estimated fair value of the consideration transferred to acquire Monavate, Baanx.com, Baanx US, and other acquired assets in the Transaction. The consideration consists of $5.0 million in cash transferred at closing, $19.8 million representing the estimated fair value of deferred payments, and $106.9 million in loan forgiveness. The fair value of the cash payment was determined by discounting the payments to their present value using an alternative cost of funds rate of 8.14%. The fair value of the loan forgiveness was then calculated as the residual amount of the total enterprise value of the acquired entities and assets after subtracting the fair value of the cash payment.

2)	Reflects the adjustment to record the tangible assets acquired and liabilities assumed of Baanx US and Baanx.com at their estimated fair value as follows:

(in thousands)	Preliminary Estimated Asset Fair Value
Assets acquired
Cash and cash equivalents	$56
Restricted cash	200
Stablecoins	135
Accounts receivable	12
Inventory	306
Other current assets	46
Digital assets	4
Liabilities assumed
Accounts payable	303
Accrued liabilities	2
Other current liabilities	218

3)	Reflects an adjustment of $0.3 million to conform Monavate’s historical allowance for doubtful accounts to Exodus’s accounting policy.

4)	Reflects the adjustment of $0.3 million to conform Monavate’s contract assets to Exodus’s accounting policy.

5)

Reflects the adjustment to record $21.8 million related to the fair value of the loans receivable forgiven as part of the Transaction. See Note 4(1) for information on how the fair value of loan receivable forgiveness was determined.

6)

Reflects an adjustment of $1.9 million to recognize Monavate customer deposited stablecoins and corresponding customer deposit liability to conform to Exodus’s accounting policy. Monavate retains control over the customer deposited stablecoins, resulting in gross presentation of both the stablecoins and customer deposit liability.

7)	Reflects adjustment of $7.2 million to record elimination of Monavate’s legacy intangible assets.

8)	Reflects the adjustments made to recognize the acquired Monavate, Baanx US, and Baanx.com intangible assets at their preliminary fair value, as shown in the table below.

(in thousands)	Estimated Useful Life (In Years)	Preliminary Estimated Asset Fair Value
Monavate
Trade names	10	$2,000
Developed technology	10	9,000
Licenses	Indefinite	7,000
Customer relationships	20	22,000
Baanx US
Developed technology	10	2,000
Licenses	Indefinite	1,250
Customer relationships	20	3,000
Baanx.com
Developed technology	10	2,000
Licenses	Indefinite	1,250
Customer relationships	20	3,000

9)	Reflects the goodwill recognized of $96.0 million as a result of the preliminary purchase price allocation; refer to Note 3 – Preliminary Estimated Allocation of Consideration Transferred.

10)	Reflects adjustments to record $9.4 million of nonrecurring transaction costs incurred after and not yet recognized as of March 31, 2026.

11)

Reflects adjustments of $36.8 million to record accrued liabilities for one time transaction related retention bonuses, consisting of $24.2 million for the retention reward program and an adjustment to accrue $12.6 million for the transaction related bonuses.

12)

To adjust and recognize the income tax effect (current and deferred taxes) of the pro forma adjustments, based on a blended federal and state statutory rate of approximately 21.37% attributed to Exodus adjustments and a statutory rate of approximately 21% attributed to Monavate adjustments. The statutory rates are applied to the proforma adjustments to the extent the pro forma adjustments result in current or deferred taxable income or expenses which are deductible and proforma adjustments that result in differences in the tax basis of assets and liabilities. The tax effect of adjustments attributed to Monavate are also impacted by a valuation allowance. The adjustment resulted in an increase to deferred tax liability of $7.1 million and a decrease in income tax payable of $1.0 million.

13)	Reflects the adjustment of $1.3 million to conform Monavate’s contract liabilities to Exodus’s accounting policy.

14)	Reflects adjustment of $1.5 million for the elimination of Monavate’s historical deferred tax liability.

15)	Reflects the elimination of Monavate’s historical stockholders’ equity balances.

Adjustments included in the unaudited pro forma condensed combined statements of operations for the three (3) months ended March 31, 2026, and year ended December 31, 2025

The following provides additional details about the methods and assumptions used to determine the pro forma adjustments in the unaudited pro forma condensed combined statements of operations. All adjustments are based on current assumptions and/or valuations, which are subject to change.

1)

Reflects an adjustment to Monavate’s historical revenues and payment processing service expenses of $8.8 million for the three months ended March 31, 2026, and $49.2 million for the twelve months ended December 31, 2025, to conform to Exodus’s accounting policy. Monavate primarily contracts with partners to facilitate payment processing programs under the partner’s name or brand. These partners are considered customers and Monavate will often share a percentage of interchange fee revenue and interest income earned by Monavate with these customers. Because these payments are consideration payable to a customer for which the customer is not providing a distinct good or service to Monavate, such payments to the customer reduce revenue recognized.

2)

Reflects an adjustment to Monavate’s historical revenues to decrease by $13.0 thousand for the three months ended March 31, 2026, and decrease by $0.7 million for the twelve months ended December 31, 2025, to conform to Exodus’s accounting policy for contract liabilities.

3)

Reflects an adjustment to increase Monavate’s historical revenues by $0.1 million for the three months ended March 31, 2026 and $14.0 thousand for the twelve months ended December 31, 2025, to conform to Exodus’s accounting policy for contract assets.

4)

Reflects an adjustment to remove the historical legacy intangible amortization of $1.4 million for the three months ended March 31, 2026, and $4.0 million for the twelve months ended December 31, 2025.

5)

Reflects an adjustment to record all non-recurring transaction expenses in the year ended December 31, 2025, assuming the transaction occurred on January 1, 2025. As a result, $2.8 million of transaction expenses historically recorded during the three months ended March 31, 2026, have been reversed from that period, and transaction costs of $12.1 million are recorded in the pro forma statement of operations for the year ended December 31, 2025. These costs consist of advisory, legal, accounting, and professional fees.

6)

Reflects an adjustment to record the revenues of Baanx US of $12.0 thousand for the three months ended March 31, 2026, and general and administrative expenses of $0.4 million for the three months ended March 31, 2026, and $0.7 million for the twelve months ended December 31, 2025.

7)

Reflects the adjustment to recognize the amortization of new intangible assets acquired of $0.7 million for the three months ended March 31, 2026, and $2.9 million for the twelve months ended December 31, 2025.

8)

Reflects the adjustment to Monavate’s historical bad debt expense to decrease by $31 thousand for the three months ended March 31, 2026, and increase by $0.2 million for the twelve months ended December 31, 2025, to conform to Exodus’s accounting policy.

9)

Reflects an adjustment of $36.8 million for the twelve months ended December 31, 2025, to record incremental compensation expense in connection with the Transaction, consisting of $12.6 million transaction bonus and $24.2 million retention reward. The transaction bonus constitutes a one-time payment with no future service requirement, whereas the retention reward requires a twelve-month service period and is recognized evenly over the retention period.

10)

Reflects an adjustment of $2.7 million for the three months ended March 31, 2026, and $0.9 million for the year ended December 31, 2025, to record the removal of loan interest. Additionally, this adjustment recorded a gain of $21.8 million on extinguishment of the loan forgiven as part of consideration paid for the Transaction.

11)

Reflects an adjustment of $1.2 million for the twelve months ended December 31, 2025, to remove the preferred share and debt related interest that relates to shares and debt extinguished in connection to the Transaction.

12)

Reflects an adjustment to recognize the tax impact of pro forma transaction related adjustments based on a blended federal and state statutory rate of approximately 21.37% attributed to Exodus adjustments and a statutory rate of approximately 21% attributed to Monavate adjustments. The statutory rates are applied to the pro forma adjustments to extent the pro forma adjustments result in taxable income, expenses which are deductible or changes in deferred tax assets and liabilities. The tax effect of adjustments attributed to Monavate are also impacted by a valuation allowance.

Note 5 – Loss per Share

The unaudited pro forma basic and diluted loss per share for the three months ended March 31, 2026, and the year ended December 31, 2025, has been calculated based on the weighted average shares and the combined pro forma net loss from continuing operations, for the respective periods. Although under the Purchase Agreement the Company has the option to pay the remaining deferred purchase consideration to Howat in Class A common stock (subject to Howat’s approval), the Company is assuming that all deferred purchase consideration will be paid in cash. As any future settlement in stock is contingent upon an approval that has not been obtained as of the Delivery Date, these potential future shares are not considered currently issuable for diluted EPS purposes. Diluted loss per share for the three months ended March 31, 2026, and the year ended December 31, 2025, excluded common stock equivalents because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share.

The following table summarizes the calculation of unaudited pro forma basic and diluted loss per share (in thousands, except per share data).

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Combined pro forma net loss from continuing operations	$(32,621)	$(53,612)

Combined pro forma net loss from continuing operations attributable to common stockholders	$(32,621)	$(53,612)
Historical weighted average number of basic shares - Exodus Class A	10,536	9,515
Historical weighted average number of basic shares - Exodus Class B	19,185	19,492
Basic net loss per share from continuing operations Class A	$(1.10)	$(1.85)
Basic net loss per share from continuing operations Class B	$(1.10)	$(1.85)
Historical weighted average number of diluted shares Exodus Class A	10,536	9,515
Historical weighted average number of diluted shares - Exodus Class B	19,185	19,492
Diluted net loss per share from continuing operations Class A	$(1.10)	$(1.85)
Diluted net loss per share from continuing operations Class B	$(1.10)	$(1.85)

The following table sets forth securities outstanding that could potentially dilute the calculation of diluted earnings per share:

(in thousands)	Three Months Ended March 31, 2026	Year Ended December 31, 2025
RSUs outstanding	2,460	2,543
Stock options outstanding	542	545
Warrants	100	100

Number of anti-dilutive shares	3,102	3,188